Exhibit 99.2

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief financial officer of Iron Age Holdings Corporation (the “Company”), does hereby certify that to the undersigned’s knowledge:

3)	the Company’s 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4)	the information contained in the Company’s 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Bart R. Huchel

Bart R. Huchel Chief Financial Officer, Vice President - Finance and Treasurer

Dated: September 10, 2002